Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2014

Douglas M. Pasquale Appointed as Vice Chairman of the Board of Directors

ALISO VIEJO, CA  – February 17, 2015 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced results for the fourth quarter and full year ended December 31, 2014.

Fourth Quarter 2014 Operational Results (as compared to Fourth Quarter 2013) (1):

•	Comparable Hotel RevPAR increased 6.0% to $155.69.
•	Comparable Hotel EBITDA Margins increased 120 basis points to 29.4%.
•	Adjusted EBITDA increased 24.4% to $77.5 million.
•	Adjusted FFO available to common stockholders per diluted share increased 17.4% to $0.27.
•	Income available to common stockholders increased 393.6% to $11.0 million.
•	Income available to common stockholders per diluted share increased 400.0% to $0.05.

Full Year 2014 Operational Results (as compared to Full Year 2013) (1):

•	Comparable Hotel RevPAR increased 6.8% to $160.11.
•	Comparable Hotel EBITDA Margins increased 150 basis points to 30.2%.
•	Adjusted EBITDA increased 29.9% to $312.7 million.
•	Adjusted FFO available to common stockholders per diluted share increased 25.8% to $1.17.
•	Income available to common stockholders increased 53.4% to $72.0 million.
•	Income available to common stockholders per diluted share increased 27.6% to $0.37.

John Arabia,  President and Chief Executive Officer, stated, “2014 finished off strong, and we believe Sunstone is well positioned for continued growth in the years ahead. Group business trends, including both group bookings and group spend per occupied room, continue to accelerate, while transient demand continues to grow. Our two major value-add projects in Boston and Maui are expected to provide us, not only with attractive current yields, but also very attractive near-term growth once their renovations are completed. And finally, our team remains committed to selectively acquiring high quality hotels at returns that are expected to exceed our cost of capital, while opportunistically capital recycling assets to take advantage of the strong current investment climate.”

(1)

Comparable Hotel RevPAR and Comparable Hotel EBITDA Margin information presented reflect the Company’s Comparable 30 Hotel Portfolio, which includes all hotels held for investment by the Company as of December 31, 2014,  and also includes prior ownership results as applicable for the Hilton New Orleans St. Charles acquired in May 2013,  the Boston Park Plaza acquired in July 2013, the Hyatt Regency San Francisco acquired in December 2013 and the Marriott Wailea acquired in July 2014. The full year 2014 change in Comparable Hotel RevPAR as compared to full year 2013 includes the effects of the change in Marriott’s reporting calendar as noted on page 2 of this release. Comparable Hotel EBITDA Margin information excludes non-current year net property tax related adjustments, but includes the full impact of current year property tax related adjustments in the quarter such adjustments are realized.

SELECTED STATISTICAL AND FINANCIAL DATA

($ in millions, except RevPAR, ADR and per share amounts)

(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2014	2013	Change		2014	2013	Change

Comparable Hotel RevPAR (1)	$155.69	$146.90	6.0%		$160.11	$149.92	6.8%
Adjusted Comparable Hotel RevPAR (2)					$159.63

Comparable Hotel Occupancy (1)	78.7%	77.5%	120	bps	82.4%	80.5%	190	bps
Comparable Hotel ADR (1)	$197.83	$189.55	4.4%		$194.31	$186.24	4.3%

Comparable Hotel EBITDA Margin	29.4%	28.2%	120	bps	30.2%	28.7%	150	bps
Adjusted Comparable Hotel EBITDA Margin (2)					29.8%

Net Income	$14.3	$5.2			$87.9	$70.0
Income Available to Common Stockholders per Diluted Share	$0.05	$0.01			$0.37	$0.29
Adjusted EBITDA	$77.5	$62.3			$312.7	$240.8
Adjusted FFO Available to Common Stockholders	$56.0	$40.5			$225.4	$151.2
Adjusted FFO Available to Common Stockholders per Diluted Share	$0.27	$0.23			$1.17	$0.93

(1)

In 2013, Marriott converted its reporting calendar from a 13-period basis to a standard 12-month basis. Since Marriott’s 2012 fiscal year ended on December 28, 2012, Marriott’s 2013 first quarter and calendar year include an additional three days: December 29, 2012 through December 31, 2012. The Comparable Portfolio for the year ended December 31, 2013 has been adjusted for the effects of removing the three additional days from the operating statistics for ten of the Company's Marriott-managed hotels.

(2)

Presentation conforms to the industry’s Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, which became effective in January 2015. Amounts are preliminary and may change based on final reclassifications.

Disclosure regarding the non-GAAP financial measures in this release is included on pages 7 through 9. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 12 through 19 of this release.

The Company’s actual results for the quarter ended December 31, 2014 compare to its guidance originally provided as follows:

Metric	Quarter Ended December 31, 2014 Guidance (1)	Quarter Ended December 31, 2014 Actual Results (unaudited)	Performance Relative to Prior Guidance Midpoint
Comparable Hotel RevPAR Growth	+5.5% - 7.0%	6.0%	(0.3)%
Net Income ($ millions) (2)	$16 - $20	$14	($4)
Adjusted EBITDA ($ millions)	$73 - $77	$77	$2
Adjusted FFO Available to Common Stockholders ($ millions)	$52 - $56	$56	$2
Adjusted FFO Available to Common Stockholders per Diluted Share	$0.26 - $0.28	$0.27	$0.00
Diluted Weighted Average Shares Outstanding	204,000,000	204,600,000	600,000

(1)	Represents guidance presented on November 3, 2014.
(2)

Net income for the fourth quarter ended December 31, 2014 includes the effects of $0.7 million in property-level restructuring costs, and a loss on extinguishment of debt of $4.1 million. Excluding these items, fourth quarter net income would have been $19 million, or $1 million above the prior guidance midpoint.

The Company’s actual results for the year ended December 31, 2014 compare to its guidance originally provided as follows:

Metric	Full Year 2014 Guidance (1)	Full Year 2014 Actual Results (unaudited except Net Income)	Performance Relative to Prior Guidance Midpoint
Comparable Hotel RevPAR Growth	+6.5% - 7.0%	6.8%	0.0%
Net Income ($ millions) (2)	$85 - $89	$88	$1
Adjusted EBITDA ($ millions)	$309 - $313	$313	$2
Adjusted FFO Available to Common Stockholders ($ millions)	$222 - $226	$225	$1
Adjusted FFO Available to Common Stockholders per Diluted Share	$1.15 - $1.17	$1.17	$0.01
Diluted Weighted Average Shares Outstanding	193,100,000	193,200,000	100,000

(1)	Represents guidance presented on November 3, 2014.
(2)

Net income for the year ended December 31, 2014 includes the effects of $0.7 million in property-level restructuring costs, and a loss on extinguishment of debt of $4.6 million. Excluding these items, full year 2014 net income would have been $93 million, or $6 million above the prior guidance midpoint.

Fourth Quarter 2014 Transaction Highlights

During November and December 2014, the Company sold a total of 1,253,243 shares of its common stock for gross proceeds of $20.2 million pursuant to its previously announced Equity Distribution Agreements (the “Agreements”). The Company remains authorized to issue up to $128.4 million under the Agreements. Future sales will depend on various factors, including the Company’s capital needs, as well as the Company’s common stock price.

In December 2014, the Company repaid the $38.9 million mortgage secured by the JW Marriott New Orleans, using proceeds received from a new $90.0 million mortgage secured by the JW Marriott New Orleans. The new loan extends the maturity date from September 2015 to December 2024. The new loan is subject to a 30-year amortization schedule, and reduces the interest rate from 5.45% under a related interest rate swap agreement to a fixed rate of 4.15%. In conjunction with its repayment of the original mortgage, the Company wrote off $39,000 of unamortized deferred financing fees, which are included in loss on extinguishment of debt in the Company’s consolidated statements of operations, and paid a fee of $0.6 million to terminate the related interest rate swap agreement. In addition, the Company paid deferred financing fees of $0.6 million related to the new loan, which will be amortized over the term of the new loan.

Also in December 2014, the Company extinguished the $67.1 million mortgage secured by the Embassy Suites La Jolla for a total cost of $71.1 million (excluding interest), and recorded a loss on extinguishment of debt of $4.0 million. The extinguishment was funded using proceeds received from a new $65.0 million mortgage secured by the Embassy Suites La Jolla, along with cash on hand. The new loan is subject to a 30-year amortization schedule, reduces the interest rate from 6.6% to 4.12%, and extends the maturity date from June 2019 to January 2025. In conjunction with its repayment of the original mortgage, the Company wrote off $43,000 of unamortized deferred financing fees, which are included in loss on extinguishment of debt in the Company’s consolidated statements of operations. In addition, the Company paid deferred financing fees of $0.4 million related to the new loan, which will be amortized over the term of the new loan.

Bryan Giglia, Chief Financial Officer, stated, “During the quarter, we executed on several financing transactions that lowered our average interest rate, extended our maturity dates and provided additional liquidity to address the remaining $99.1 million of mortgages maturing in 2015. We opportunistically repaid the $67.1 million debt secured by the Embassy Suites La Jolla for $71.1 million, and entered into a new ten-year mortgage which extended the maturity by five years and fixed the interest rate at 4.12%, reducing our annual interest expense by more than $1.6 million per year. Through these transactions, we are well positioned to pay off all of our remaining 2015 debt maturities.  Doing so would reduce our number of encumbered assets by four hotels to 12 hotels, and would provide us with incremental flexibility to recycle assets over time.”

Balance Sheet/Liquidity Update

As of December 31, 2014, the Company had approximately $304.2 million of cash and cash equivalents, including restricted cash of $82.1 million.

As of December 31, 2014, the Company had total assets of $3.9 billion, including $3.5 billion of net investments in hotel properties, total consolidated debt of $1.4 billion and stockholders’ equity of $2.2 billion.

Capital Improvements

The Company invested $32.6 million and $126.0 million into capital improvements of its portfolio during the three months and year ended December 31, 2014, respectively. The Company incurred approximately $0.5 million and $3.1 million of revenue disruption during the three months and year ended December 31, 2014, respectively, in line with management’s expectations. The Company expects to invest approximately $165 million to $180 million into its portfolio in 2015 and expects $3.0 million to $5.0 million of revenue displacement resulting from the renovations. Major 2015 renovations in process include:

•

Boston Park Plaza:  The Company remains on schedule to substantially complete the repositioning of the hotel’s first four floors by the end of the first quarter, including the following: complete renovation of all public spaces and meeting rooms; the addition of 9,000 square feet of new meeting space; and the renovation and completion of approximately 30,000 square feet of formally unoccupied retail space, which has already been leased to third-party tenants. Additionally, during the first quarter 2015, the Company expects to substantially complete its investment to upgrade the hotel’s infrastructure, including HVAC systems, elevators, building façade and roofing systems. During the seasonally slower fourth quarter 2015 and first quarter 2016, the Company will commence and substantially complete the final phase of the renovation program, which includes the hotel’s guestrooms and suites, consistent with prior expectations. The Company expects its total investment to be approximately $95 million to reposition the hotel, of which $29.7 million was invested in 2014.

•

Marriott Wailea:  The Company expects to invest $65 million to renovate and reposition the resort. In 2015, the Company plans to complete renovations of both the guestrooms and meeting spaces. The Company anticipates minimal revenue disruption in 2015. In 2016, the Company expects to complete a renovation of the resort’s public spaces, as well as the creation of comprehensive resort pool and recreation facilities.

2015 Outlook

The Company’s achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The Company’s guidance does not take into account the impact of any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions, dispositions, re-brandings, management changes, transition costs, prior year property tax assessments and/or credits, debt repurchases or unannounced financings during 2015.  The guidance presented takes into account various accounting changes as stipulated by the industry’s Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition (the “USALI Eleventh Revised Edition”), which became effective in January 2015. Guidance for 2015 Comparable Hotel RevPAR and Comparable Hotel EBITDA Margins has been presented to reflect growth rates compared to prior year as if these 2014 statistics included the USALI Eleventh Revised Edition changes. Actual Comparable Hotel RevPAR and Comparable Hotel EBITDA Margin change from prior year will differ slightly. The Company will present 2014 Comparable Hotel RevPAR and Comparable Hotel EBITDA Margins on an as reported basis and on a pro forma basis, which will include the USALI Eleventh Revised Edition changes.

For the first quarter of 2015, the Company expects:

Metric	Quarter Ended March 31, 2015 Guidance
Comparable Hotel RevPAR Growth (2)	+ 5.0% - 6.5%
Net Income ($ millions)	$2 - $5
Adjusted EBITDA ($ millions)	$58 - $61
Adjusted FFO Available to Common Stockholders ($ millions)	$37 - $40
Adjusted FFO Available to Common Stockholders per Diluted Share	$0.18 - $0.19
Diluted Weighted Average Shares Outstanding	206,600,000

For the full year of 2015, the Company expects:

Metric	Full Year 2015 Guidance
Comparable Hotel RevPAR Growth (2)	+ 5.0% - 7.0%
Net Income ($ millions)	$117 - $139
Adjusted EBITDA ($ millions)	$336 - $356
Adjusted FFO Available to Common Stockholders ($ millions)	$254 - $274
Adjusted FFO Available to Common Stockholders per Diluted Share	$1.22 - $1.32
Diluted Weighted Average Shares Outstanding	207,400,000

First quarter and full year 2015 guidance are based in part on the following assumptions:

•	Full year guarantee payment of $2 million related to the Marriott Wailea.
•	Full year Comparable Hotel EBITDA Margin (as compared to 2014 adjusted for the USALI Eleventh Revised Edition) expansion of approximately 50 to 100 basis points, which excludes any guarantee payments.
•	Full year corporate overhead expense (excluding stock amortization and one-time expenses related to acquisition closing costs and severance charges) of approximately $23 million to $24 million.
•	Full year interest expense of approximately $66 million to $67 million, including approximately $3 million in amortization of deferred financing fees.
•	Full year expense of approximately $0.7 million in one-time costs related to the Boston Park Plaza retail, meeting space and lobby relaunch.
•	Full year preferred dividends of $9.2 million for the Series D cumulative redeemable preferred stock.

Dividend Update

On February 13, 2015, the board of directors declared a cash dividend of $0.05 per share of common stock, as well as a cash dividend of $0.50 per share payable to its Series D cumulative redeemable preferred stockholders. The dividends will be paid on April 15, 2015 to common and preferred stockholders of record as of March 31, 2015.

The Company expects to continue to pay a regular quarterly dividend of $0.05 per share of common stock throughout 2015.  To the extent that the expected regular quarterly dividends for 2015 do not satisfy the Company’s annual distribution requirements, the Company expects to satisfy the annual distribution requirement by paying a “catch up” dividend in January 2016, which dividend may be paid in cash and/or shares of common stock.  However, the level of any future quarterly dividends will be determined by the Company’s board of directors after considering long-term operating projections, expected capital requirements, and risks affecting the Company’s business.

Corporate Governance

Effective February 13, 2015, the Company’s Board of Directors (the “Board”) appointed Douglas M. Pasquale to serve as Vice Chairman of the Board. Mr. Pasquale has been a director of the Company since November 2011, and currently serves as Chair of the Investment and Finance Committee and as a member of both the Compensation and Nominating and Corporate Governance committees. Keith M. Locker will continue to serve in the capacity of Non-Executive Chairman of the Board through the Company’s 2015 annual meeting of stockholders to be held on April 30, 2015, and as a Board member thereafter.

Mr. Locker stated, “As part of Sunstone’s best-in-class corporate governance practices, we have implemented a rotation for the Non-Executive Chairman of the Board position. I am pleased to announce Douglas M. Pasquale has been appointed Vice Chairman of the Board pursuant to this rotational planning process.”

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to information prepared in accordance with generally accepted accounting principles. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss fourth quarter and full year 2014 financial results on February 18, 2015, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live web cast of the call will be available via the Investor Relations section of the Company’s website.  Alternatively, investors may dial 1-888-523-1225 (for domestic callers) or 1-719-325-2454 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of February 17, 2015 has interests in 30 hotels comprised of 14,305 rooms. Sunstone’s hotels are primarily in the upper upscale segment and are operated under nationally recognized brands, such as Marriott, Hilton,  Hyatt, Fairmont and Sheraton. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Sunstone’s mission is to create meaningful value for our stockholders by becoming the premier hotel owner.  Our values include transparency, trust, ethical conduct, communication and discipline. As demand for lodging generally fluctuates with the overall economy (we refer to these changes in demand as the lodging cycle), we seek to employ a balanced, cycle-appropriate corporate strategy that encompasses the following:

•	Proactive portfolio management;
•	Intensive asset management;
•	Disciplined external growth; and
•	Continued balance sheet strength.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,”  “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; international, national and local economic and business conditions, including the likelihood of a U.S. recession or global economic slowdown, as well as any type of flu or disease-related pandemic, affecting the lodging and travel industry; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of February 17, 2015, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; Adjusted EBITDA (as defined below); Funds From Operations, or FFO; Adjusted FFO Available to Common Stockholders (as defined below); hotel EBITDA; and hotel EBITDA margin.  These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO Available to Common Stockholders,  hotel EBITDA and hotel EBITDA margin as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA is a commonly used measure of performance in many industries. We believe EBITDA is useful to investors in evaluating our operating performance because this measure helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also believe the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. In addition, certain covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as a measure in determining the value of hotel acquisitions and dispositions.

Historically, we have adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance.

We believe that the presentation of FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, amortization of lease intangibles, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO conforms to the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of FFO. This may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

We also present Adjusted FFO Available to Common Stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDA and FFO for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDA or Adjusted FFO Available to Common Stockholders:

•

Amortization of favorable and unfavorable contracts:  we exclude the non-cash amortization of the favorable management contract asset recorded in conjunction with our acquisition of the Hilton Garden Inn Chicago Downtown/Magnificent Mile, along with the favorable and unfavorable tenant lease contracts, as applicable, recorded in conjunction with our acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hilton New Orleans St. Charles, the Hyatt Regency San Francisco and the

Marriott Wailea. The amortization of favorable and unfavorable contracts does not reflect the underlying performance of our hotels.

•	Ground rent adjustments: we exclude the non-cash expense incurred from straightlining our ground lease obligations as this expense does not reflect the underlying performance of our hotels.

•

Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

•

Acquisition costs: under GAAP, costs associated with completed acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

•	Consolidated partnership adjustments: we deduct the non-controlling partner’s pro rata share of any EBITDA or FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership.

•

Cumulative effect of a change in accounting principle:  from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•

Impairment losses: we exclude the effect of impairment losses because we believe that including them in Adjusted EBITDA and Adjusted FFO Available to Common Stockholders is not consistent with reflecting the ongoing performance of our remaining assets.

•

Other adjustments: we exclude other adjustments such as lawsuit settlement costs, prior year property tax assessments and/or credits, management company transition costs, and departmental closing costs, including severance, because we do not believe these costs reflect our actual performance for that period and/or the ongoing operations of our hotels.

In addition, to derive Adjusted EBITDA we exclude the non-cash expense incurred with the amortization of deferred stock compensation as this expense does not reflect the underlying performance of our hotels. We also include an adjustment for the cash ground lease expense recorded on the Hyatt Chicago Magnificent Mile’s building lease. Upon acquisition of this hotel, we determined that the building lease was a capital lease, and, therefore, we include a portion of the capital lease payment each month in interest expense. We include an adjustment for ground lease expense on capital leases in order to more accurately reflect the operating performance of the Hyatt Chicago Magnificent Mile.  We  also exclude the effect of gains and losses on the disposition of depreciable assets because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset value often does not reflect its market value.

To derive Adjusted FFO Available to Common Stockholders,  we also exclude the non-cash gains or losses on our derivatives, as well as preferred stock dividends and any original issuance costs associated with the redemption of preferred stock, and any federal and state taxes associated with the application of net operating loss carryforwards. We believe that these items are not reflective of our ongoing finance costs.

In presenting hotel EBITDA and hotel EBITDA margins, the revenue and expense items associated with BuyEfficient and other miscellaneous non-hotel items have been excluded. We believe the calculation of hotel EBITDA results in a more accurate presentation of the hotel EBITDA margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Our 30 comparable hotels include all hotels held for investment as of December 31, 2014,  and also include prior ownership results for the Hilton New Orleans St. Charles acquired in May 2013,  the Boston Park Plaza acquired in July 2013, the Hyatt Regency San Francisco acquired in December 2013 and the Marriott Wailea acquired in July 2014.

Our presentation of Comparable Hotel RevPAR, Comparable Hotel Occupancy and Comparable Hotel ADR include the effects of removing three additional days (December 29, 2012 through December 31, 2012) from Marriott's fiscal 2013 calendar for ten of the Company's Marriott-managed hotels.

Reconciliations of net income to EBITDA, Adjusted EBITDA, FFO and Adjusted FFO Available to Common Stockholders are set forth on pages 12 and 13.  Reconciliations and the components of hotel EBITDA and hotel EBITDA margin are set forth on pages 16 through 19.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	December 31,	December 31,
	2014	2013

Assets
Current assets:
Cash and cash equivalents	$222,096	$104,363
Restricted cash	82,074	89,306
Accounts receivable, net	34,227	29,941
Inventories	1,439	1,464
Prepaid expenses	14,909	12,612
Total current assets	354,745	237,686

Investment in hotel properties, net	3,538,129	3,231,382
Deferred financing fees, net	8,201	9,219
Goodwill	9,405	9,405
Other assets, net	14,485	21,106

Total assets	$3,924,965	$3,508,798

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$32,577	$25,116
Accrued payroll and employee benefits	31,919	29,933
Dividends payable	76,694	11,443
Other current liabilities	36,466	30,288
Current portion of notes payable	121,328	23,289
Total current liabilities	298,984	120,069

Notes payable, less current portion	1,307,964	1,380,786
Capital lease obligations, less current portion	15,576	15,586
Other liabilities	33,607	39,958
Total liabilities	1,656,131	1,556,399

Commitments and contingencies	—	—

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized.
8.0% Series D Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at December 31, 2014 and 2013, stated at liquidation preference of $25.00 per share	115,000	115,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 204,766,718 shares issued and outstanding at December 31, 2014 and 180,858,699 shares issued and outstanding at December 31, 2013	2,048	1,809
Additional paid in capital	2,418,567	2,068,721
Retained earnings	305,627	224,364
Cumulative dividends	(624,545)	(511,444)
Total stockholders' equity	2,216,697	1,898,450
Non-controlling interest in consolidated joint ventures	52,137	53,949
Total equity	2,268,834	1,952,399

Total liabilities and equity	$3,924,965	$3,508,798

Sunstone Hotel Investors, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(unaudited)
Revenues
Room	$204,765	$171,364	$811,709	$653,955
Food and beverage	66,441	57,796	259,358	213,346
Other operating	18,674	14,735	70,931	56,523
Total revenues	289,880	243,895	1,141,998	923,824
Operating expenses
Room	55,070	46,023	214,899	170,361
Food and beverage	46,387	39,646	180,053	147,713
Other operating	5,536	4,406	21,012	16,819
Advertising and promotion	14,252	12,540	54,992	47,306
Repairs and maintenance	12,261	9,841	45,901	35,884
Utilities	8,553	6,799	34,141	27,006
Franchise costs	9,911	8,913	38,271	32,932
Property tax, ground lease and insurance	21,650	20,804	84,665	79,004
Property general and administrative	32,944	27,493	126,737	103,454
Corporate overhead	7,329	6,555	28,739	26,671
Depreciation and amortization	40,257	36,235	155,845	137,476
Total operating expenses	254,150	219,255	985,255	824,626
Operating income	35,730	24,640	156,743	99,198
Interest and other income	891	743	3,479	2,821
Interest expense	(17,649)	(18,699)	(72,315)	(72,239)
Loss on extinguishment of debt	(4,107)	—	(4,638)	(44)
Income before income taxes and discontinued operations	14,865	6,684	83,269	29,736
Income tax provision	(258)	(1,435)	(179)	(8,145)
Income from continuing operations	14,607	5,249	83,090	21,591
Income (loss) from discontinued operations	(350)	—	4,849	48,410
Net income	14,257	5,249	87,939	70,001
Income from consolidated joint venture attributable to non-controlling interest	(996)	(722)	(6,676)	(4,013)
Distributions to non-controlling interest	(8)	(8)	(32)	(32)
Preferred stock dividends and redemption charges	(2,300)	(2,300)	(9,200)	(19,013)
Income available to common stockholders	$10,953	$2,219	$72,031	$46,943

Basic and diluted per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$0.05	$0.01	$0.34	$(0.01)
Income from discontinued operations	—	—	0.03	0.30
Basic and diluted income available to common stockholders per common share	$0.05	$0.01	$0.37	$0.29

Basic and diluted weighted average common shares outstanding	203,870	174,119	192,674	161,784

Dividends declared per common share	$0.36	$0.05	$0.51	$0.10

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net income	$14,257	$5,249	$87,939	$70,001
Operations held for investment:
Depreciation and amortization	40,257	36,235	155,845	137,476
Amortization of lease intangibles	1,027	1,028	4,113	4,112
Interest expense	17,649	18,699	72,315	72,239
Income tax provision	258	1,435	179	8,145
Non-controlling interests:
Income from consolidated joint venture attributable to non-controlling interest	(996)	(722)	(6,676)	(4,013)
Depreciation and amortization	(846)	(807)	(3,335)	(3,956)
Interest expense	(390)	(582)	(2,020)	(2,341)
Discontinued operations:
Interest expense	—	—	—	99
EBITDA	71,216	60,535	308,360	281,762

Operations held for investment:
Amortization of deferred stock compensation	1,452	1,280	6,221	4,858
Amortization of favorable and unfavorable contracts, net	36	45	166	320
Non-cash straightline lease expense	504	507	2,021	2,055
Capital lease obligation interest - cash ground rent	(351)	(351)	(1,404)	(1,404)
Gain on sale of assets, net	(11)	(7)	(93)	(12)
Loss on extinguishment of debt	4,107	—	4,638	44
Closing costs - completed acquisitions	7	395	541	1,678
Lawsuit settlement costs	—	—	—	358
Prior year property tax adjustments, net	(35)	—	(3,305)	106
Property-level restructuring costs	675	—	675	—
Non-controlling interests:
Non-cash straightline lease expense	(112)	(112)	(450)	(450)
Prior year property tax adjustments, net	—	—	696	—
Loss on extinguishment of debt	—	—	(133)	—
Discontinued operations:
Gain on sale of assets, net	—	—	(5,199)	(51,620)
Loss on extinguishment of debt	—	—	—	3,115
	6,272	1,757	4,374	(40,952)

Adjusted EBITDA	$77,488	$62,292	$312,734	$240,810

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to FFO and Adjusted FFO Available to Common Stockholders

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net income	$14,257	$5,249	$87,939	$70,001
Operations held for investment:
Real estate depreciation and amortization	39,852	35,850	154,253	136,047
Amortization of lease intangibles	1,027	1,028	4,113	4,112
Gain on sale of assets, net	(11)	(7)	(93)	(12)
Non-controlling interests:
Income from consolidated joint venture attributable to non-controlling interest	(996)	(722)	(6,676)	(4,013)
Real estate depreciation and amortization	(846)	(807)	(3,335)	(3,956)
Discontinued operations:
Gain on sale of assets, net	—	—	(5,199)	(51,620)
FFO	53,283	40,591	231,002	150,559

Operations held for investment:
Preferred stock dividends and redemption charges	(2,300)	(2,300)	(9,200)	(19,013)
Amortization of favorable and unfavorable contracts, net	36	45	166	320
Non-cash straightline lease expense	504	507	2,021	2,055
Non-cash interest related to gain on derivatives, net	(134)	(96)	(529)	(525)
Loss on extinguishment of debt	4,107	—	4,638	44
Closing costs - completed acquisitions	7	395	541	1,678
Lawsuit settlement costs	—	—	—	358
Prior year property tax adjustments, net	(35)	—	(3,305)	106
Income tax (benefit) provision related to prior years	—	1,435	(762)	8,145
Preferred stock redemption charges	—	—	—	4,770
Property-level restructuring costs	675	—	675	—
Non-controlling interests:
Non-cash straightline lease expense	(112)	(112)	(450)	(450)
Non-cash interest related to loss on derivative	—	(1)	—	(3)
Prior year property tax adjustments, net	—	—	696	—
Loss on extinguishment of debt	—	—	(133)	—
Discontinued operations:
Loss on extinguishment of debt	—	—	—	3,115
	2,748	(127)	(5,642)	600

Adjusted FFO available to common stockholders	$56,031	$40,464	$225,360	$151,159

FFO per diluted share	$0.26	$0.23	$1.20	$0.93

Adjusted FFO available to common stockholders per diluted share	$0.27	$0.23	$1.17	$0.93

Basic weighted average shares outstanding	203,870	174,119	192,674	161,784
Shares associated with unvested restricted stock awards	682	639	552	467
Diluted weighted average shares outstanding	204,552	174,758	193,226	162,251

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for First Quarter 2015

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted EBITDA

	Quarter Ended
	March 31, 2015
	Low	High

Net income	$2,000	$5,300
Depreciation and amortization	38,400	38,400
Amortization of lease intangibles	1,000	1,000
Interest expense	16,900	16,900
Income tax provision	300	300
Non-controlling interests	(3,100)	(3,400)
Boston Park Plaza relaunch costs	700	700
Amortization of deferred stock compensation	1,300	1,300
Non-cash straightline lease expense	400	400
Capital lease obligation interest - cash ground rent	(400)	(400)
Adjusted EBITDA	$57,500	$60,500

Reconciliation of Net Income to Adjusted FFO Available to Common Stockholders

Net income	$2,000	$5,300
Preferred stock dividends	(2,300)	(2,300)
Real estate depreciation and amortization	37,800	37,800
Non-controlling interests	(2,700)	(2,900)
Boston Park Plaza relaunch costs	700	700
Amortization of lease intangibles	1,000	1,000
Non-cash straightline lease expense	400	400
Adjusted FFO available to common stockholders	$36,900	$40,000

Adjusted FFO available to common stockholders per diluted share	$0.18	$0.19

Diluted weighted average shares outstanding	206,600	206,600

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Full Year 2015

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted EBITDA

	Year Ended
	December 31, 2015
	Low	High

Net income	$116,800	$139,100
Depreciation and amortization	153,000	153,000
Amortization of lease intangibles	4,000	4,000
Interest expense	66,400	66,700
Income tax provision	1,000	1,000
Non-controlling interests	(11,700)	(14,300)
Boston Park Plaza relaunch costs	700	700
Amortization of deferred stock compensation	5,500	5,500
Non-cash straightline lease expense	1,700	1,700
Capital lease obligation interest - cash ground rent	(1,400)	(1,400)
Adjusted EBITDA	$336,000	$356,000

Reconciliation of Net Income to Adjusted FFO Available to Common Stockholders

Net income	$116,800	$139,100
Preferred stock dividends	(9,200)	(9,200)
Real estate depreciation and amortization	150,400	150,400
Non-controlling interests	(10,400)	(12,800)
Boston Park Plaza relaunch costs	700	700
Amortization of lease intangibles	4,000	4,000
Non-cash straightline lease expense	1,700	1,700
Adjusted FFO available to common stockholders	$254,000	$273,900

Adjusted FFO available to common stockholders per diluted share	$1.22	$1.32

Diluted weighted average shares outstanding	207,400	207,400

Sunstone Hotel Investors, Inc.

Comparable Hotel EBITDA and Margins

(Unaudited and in thousands, except hotels and rooms)

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013
	Actual/Comparable (1)	Actual (2)	Acquisitions (3)	Comparable (4)
Number of Hotels	30	29	1	30
Number of Rooms	14,303	13,762	541	14,303

Hotel EBITDA Margin (5)	29.4%	28.1%	27.7%	28.1%
Hotel EBITDA Margin adjusted for non-current year property tax related adjustments (6)	29.4%	28.3%		28.2%

Hotel Revenues
Room revenue	$204,765	$171,364	$21,822	$193,186
Food and beverage revenue	66,441	57,796	6,749	64,545
Other operating revenue	16,877	13,074	2,135	15,209
Total Hotel Revenues	288,083	242,234	30,706	272,940

Hotel Expenses
Room expense	55,070	46,023	6,558	52,581
Food and beverage expense	46,387	39,646	5,570	45,216
Other hotel expense	70,962	62,108	6,756	68,864
General and administrative expense	30,962	26,312	3,312	29,624
Total Hotel Expenses	203,381	174,089	22,196	196,285

Hotel EBITDA	84,702	68,145	8,510	76,655
Non-current year property tax related adjustments	(35)	293	—	293
Hotel EBITDA adjusted for non-current year property tax related adjustments	84,667	68,438	8,510	76,948

Non-hotel operating income	505	514	—	514
Amortization of lease intangibles	(1,027)	(1,028)	—	(1,028)
Amortization of favorable and unfavorable contracts, net	(36)	(45)	—	(45)
Non-cash straightline lease expense	(504)	(507)	—	(507)
Capital lease obligation interest - cash ground rent	351	351	—	351
Non-current year property tax related adjustments	35	(293)	—	(293)
Property-level restructuring costs	(675)	—	—	—
Corporate overhead	(7,329)	(6,555)	—	(6,555)
Depreciation and amortization	(40,257)	(36,235)	(3,954)	(40,189)
Operating Income	35,730	24,640	4,556	29,196

Interest and other income	891	743	—	743
Interest expense	(17,649)	(18,699)	—	(18,699)
Loss on extinguishment of debt	(4,107)	—	—	—
Income tax provision	(258)	(1,435)	—	(1,435)
Loss from discontinued operations	(350)	—	—	—
Net Income	$14,257	$5,249	$4,556	$9,805

* Footnotes on page 17

(1)	Actual/Comparable represents the Company's ownership results for the 30 hotels held for investment as of December 31, 2014.
(2)

Actual represents the Company's ownership results for the 29 hotels held for investment as of December 31, 2013. The room count has been adjusted to include eight rooms and one room added by the Doubletree Guest Suites Times Square and the Boston Park Plaza, respectively, during the first quarter of 2014, four rooms, two rooms and one room added by the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Courtyard by Marriott Los Angeles and the Hyatt Regency San Francisco, respectively, during the second quarter of 2014, and two rooms added by the Renaissance Los Angeles Airport during the third quarter of 2014.

(3)

Acquisitions for the three months ended December 31, 2013 represent prior ownership results for the Hyatt Regency San Francisco acquired December 2, 2013, and the Marriott Wailea acquired July 17, 2014, along with the Company's pro forma adjustments for depreciation expense. The room count has been adjusted to temporarily remove three rooms from the Marriott Wailea during the third quarter of 2014.

(4)	Comparable represents the Company's ownership results, prior ownership results and the Company's pro forma adjustments for depreciation expense as applicable for the 30 Comparable Hotels.
(5)	Hotel EBITDA Margin is calculated as Hotel EBITDA divided by Total Hotel Revenues.
(6)

Hotel EBITDA Margin for the three months ended December 31, 2014 includes the additional benefit of $35,000 related to prior year property tax related adjustments at the Fairmont Newport Beach. Excluding this non-current year adjustment, both Actual and Comparable Hotel EBITDA margins for the three months ended December 31, 2014 would have been 29.4%. Hotel EBITDA Margin for the three months ended December 31, 2013 includes the additional expense of $0.3 million related to fees incurred for a successful real estate tax appeal at the Hilton New Orleans, the benefit of which was not recorded until 2014. Excluding this non-current year adjustment, Actual and Comparable Hotel EBITDA margins for the three months ended December 31, 2013 would have been 28.3% and 28.2%, respectively.

Sunstone Hotel Investors, Inc.

Comparable Hotel EBITDA and Margins

(Unaudited and in thousands, except hotels and rooms)

	Year Ended December 31, 2014			Year Ended December 31, 2013
	Actual (1)	Acquisitions (2)	Comparable (3)	Actual (4)	Acquisitions (5)	Comparable (3)
Number of Hotels	30		30	29	1	30
Number of Rooms	14,303		14,303	13,762	541	14,303

Hotel EBITDA Margin (6)	30.4%	34.8%	30.5%	29.1%	26.5%	28.6%
Hotel EBITDA Margin adjusted for non-current year property tax related adjustments, net (7)	30.1%		30.2%	29.1%		28.7%

Hotel Revenues
Room revenue	$811,709	$24,245	$835,954	$653,955	$129,347	$783,302
Food and beverage revenue	259,358	6,257	265,615	213,346	36,280	249,626
Other operating revenue	63,757	2,867	66,624	49,903	10,903	60,806
Total Hotel Revenues	1,134,824	33,369	1,168,193	917,204	176,530	1,093,734

Hotel Expenses
Room expense	214,899	5,870	220,769	170,361	38,145	208,506
Food and beverage expense	180,053	4,747	184,800	147,713	31,346	179,059
Other hotel expense	274,201	7,870	282,071	234,089	41,076	275,165
General and administrative expense	121,147	3,272	124,419	98,486	19,183	117,669
Total Hotel Expenses	790,300	21,759	812,059	650,649	129,750	780,399

Hotel EBITDA	344,524	11,610	356,134	266,555	46,780	313,335
Non-current year property tax related adjustments, net	(3,301)	—	(3,301)	399	—	399
Hotel EBITDA adjusted for non-current year property tax related adjustments, net	341,223	11,610	352,833	266,954	46,780	313,734

Non-hotel operating income	2,374	—	2,374	1,873	—	1,873
Amortization of lease intangibles	(4,113)	—	(4,113)	(4,112)	—	(4,112)
Amortization of favorable and unfavorable contracts, net	(166)	—	(166)	(320)	—	(320)
Non-cash straightline lease expense	(2,021)	—	(2,021)	(2,055)	—	(2,055)
Capital lease obligation interest - cash ground rent	1,404	—	1,404	1,404	—	1,404
Non-current year property tax related adjustments, net	3,301	—	3,301	(399)	—	(399)
Property-level restructuring costs	(675)	—	(675)	—	—	—
Corporate overhead	(28,739)	—	(28,739)	(26,671)	—	(26,671)
Depreciation and amortization	(155,845)	(4,260)	(160,105)	(137,476)	(22,964)	(160,440)
Operating Income	156,743	7,350	164,093	99,198	23,816	123,014

Interest and other income	3,479	—	3,479	2,821	—	2,821
Interest expense	(72,315)	—	(72,315)	(72,239)	(2,647)	(74,886)
Loss on extinguishment of debt	(4,638)	—	(4,638)	(44)	—	(44)
Income tax provision	(179)	—	(179)	(8,145)	—	(8,145)
Income from discontinued operations	4,849	—	4,849	48,410	—	48,410
Net Income	$87,939	$7,350	$95,289	$70,001	$21,169	$91,170

* Footnotes on page 19

(1)	Actual represents the Company's ownership results for the 30 hotels held for investment as of December 31, 2014.
(2)

Acquisitions for the year ended December 31, 2014 represent prior ownership results for the Marriott Wailea acquired July 17, 2014, along with the Company's pro forma adjustment for depreciation expense. The room count has been adjusted to temporarily remove three rooms from the Marriott Wailea during the third quarter of 2014.

(3)	Comparable represents the Company's ownership results and prior ownership results as applicable for the 30 Comparable Hotels.
(4)

Actual represents the Company's ownership results for the 29 hotels held for investment as of December 31, 2013. The room count has been adjusted to include eight rooms and one room added by the Doubletree Guest Suites Times Square and the Boston Park Plaza, respectively, during the first quarter of 2014, four rooms, two rooms and one room added by the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Courtyard by Marriott Los Angeles and the Hyatt Regency San Francisco, respectively, during the second quarter of 2014, and two rooms added by the Renaissance Los Angeles Airport during the third quarter of 2014.

(5)

Acquisitions for the year ended December 31, 2013 represent prior ownership results for the Hilton New Orleans St. Charles acquired May 1, 2013, the Boston Park Plaza acquired July 2, 2013, the Hyatt Regency San Francisco acquired December 2, 2013, and the Marriott Wailea acquired July 17, 2014, along with the Company's pro forma adjustments for interest and depreciation expense, as applicable. The room count has been adjusted to temporarily remove three rooms from the Marriott Wailea during the third quarter of 2014.

(6)	Hotel EBITDA Margin is calculated as Hotel EBITDA divided by Total Hotel Revenues.
(7)

Hotel EBITDA Margin for the year ended December 31, 2014 includes the additional net benefit of $3.3 million related to prior year property tax related adjustments. Excluding these non-current year adjustments, Actual and Comparable Hotel EBITDA margins for the year ended December 31, 2014 would have been 30.1% and 30.2%, respectively. Hotel EBITDA Margin for the year ended December 31, 2013 includes the additional net expense of $0.1 million in prior year property tax related assessments and the additional expense of $0.3 million related to fees incurred for a successful real estate tax appeal at the Hilton New Orleans, the benefit of which was not recorded until 2014. Excluding these non-current year adjustments, Actual and Comparable Hotel EBITDA margins for the year ended December 31, 2013 would have been 29.1% and 28.7%, respectively.